Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-56918 and 333-104787 on Form S-3, and 333-63101, 333-71990, 333-71992, 333-81134 and 333-93193 on Form S-8 of WPS Resources Corporation of our report dated March 8, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting principles), appearing in this Annual Report on Form 10-K of WPS Resources Corporation for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
March 11, 2004